Exhibit 21
Subsidiaries
Advocat Ancillary Services, Inc.
Advocat Distribution Services, Inc.
Advocat Finance, Inc.
Diversicare Afton Oaks, LLC
Diversicare Assisted Living Services, Inc.
Diversicare Assisted Living Services NC, LLC
Diversicare Assisted Living Services NC I, LLC
Diversicare Assisted Living Services NC II, LLC
Diversicare Ballinger, LLC
Diversicare Briarcliff, LLC
Diversicare Chisolm, LLC
Diversicare Doctors, LLC
Diversicare Estates, LLC
Diversicare Hartford, LLC
Diversicare Hillcrest, LLC
Diversicare Humble, LLC
Diversicare Katy, LLC
Diversicare Lampasas, LLC
Diversicare Leasing Corp.
Diversicare Management Services Co.
Diversicare Normandy Terrace, LLC
Diversicare Paris, LLC
Diversicare Pinedale, LLC
Diversicare Rose Terrace, LLC
Diversicare Texas I, LLC
Diversicare Treemont, LLC
Diversicare Windsor House, LLC
Diversicare Yorktown, LLC
Senior Care Cedar Hills, LLC
Senior Care Florida Leasing, LLC
Senior Care Golfcrest, LLC
Senior Care Golfview, LLC
Senior Care Southern Pines, LLC
Sterling Health Care Management, Inc.